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                                   OFFER FOR
            ALL OUTSTANDING 9.35% SENIOR SUBORDINATED NOTES DUE 2007
                                IN EXCHANGE FOR
                    9.35% SENIOR SUBORDINATED NOTES DUE 2007
    WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED
                                       OF
                       EXTENDICARE HEALTH SERVICES, INC.

To Our Clients:

     We are enclosing herewith a Prospectus, dated           , 1997 of
Extendicare Health Services, Inc. (the "Issuer") and a related Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by the Issuer to exchange its 9.35% Senior Subordinated Notes Due 2007 (the "Exchange Notes"), pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 9.35% Senior Subordinated Notes Due 2007 (the "Outstanding Notes") upon the terms and subject to the conditions set forth in the Exchange Offer.

     PLEASE NOTE THAT THE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
          , 1998, UNLESS EXTENDED.

     The Exchange Offer is not conditioned upon any minimum number of Outstanding Notes being tendered.

     We are the participant in the book-entry transfer facility of Outstanding Notes held by us for your account. A tender of such Outstanding Notes can be made only by us as the participant in the book-entry transfer facility and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Outstanding Notes held by us for your account.

     We request instructions as to whether you wish to tender any or all of the Outstanding Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal that are to be made with respect to you as beneficial owner.

     Pursuant to the Letter of Transmittal, each holder of Outstanding Notes will represent to the Issuer that (i) the Exchange Notes acquired in the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, (ii) the holder of the Outstanding Notes has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes, (iii) if the holder is not a broker-dealer or is a broker-dealer but will not receive Exchange Notes for its own account in exchange for Outstanding Notes, the holder is not engaged in and does not intend to participate in a distribution of the Exchange Notes and that it has no arrangement or understanding with respect to the distribution of the Exchange Notes and (iv) the holder is not an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act. If the tendering holder is a broker-dealer that will receive Exchange Notes for its own account pursuant to the Exchange Offer, we will represent on behalf of such broker-dealer that the Outstanding Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                          Very truly yours,
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                                 INSTRUCTION TO
                   BOOK-ENTRY TRANSFER PARTICIPANT FROM OWNER
                                       OF

                        EXTENDICARE HEALTH SERVICES INC.
                    9.35% SENIOR SUBORDINATED NOTES DUE 2007

To  Participant of the
     Book Entry Transfer Facility:

     The undersigned hereby acknowledges receipt of the Prospectus dated
          , 1997 of Extendicare Health Services Inc. (the "Issuer") and a related Letter of Transmittal (which together constitute the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

     This will instruct you, the book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.

     The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (fill in amount):

     $                     of the 9.35% Senior Subordinated Notes Due 2007.

     With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate statement):

     A. ____ To TENDER the following Outstanding Notes held by you for the account of the undersigned (insert principal amount of Outstanding Notes to be tendered):

     $ of the 9.35% Senior Subordinated Notes Due 2007, and not to tender other Outstanding Notes, if any, held by you for the account or the undersigned;
     OR

     B. ____ NOT to tender any Outstanding Notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the undersigned, (ii) the undersigned has no arrangement nor understanding with any person to participate in the distribution of such Exchange Notes, (iii) if the undersigned is not a broker-dealer or is a broker-dealer but will not receive Exchange Notes for its own account in exchange for Outstanding Notes, the undersigned is not engaged in and does not intend to participate in a distribution of the Exchange Notes and that it has no arrangement or understanding with respect to the distribution of the Exchange Notes and (iv) the undersigned is not an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act. If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive Exchange Notes for its own account pursuant to the Exchange Offer, it represents that such Outstanding Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.
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                                   SIGN HERE

Name of beneficial owner(s): __________________________________________________

Signature(s): _________________________________________________________________

Name(s) (please print): _______________________________________________________

Address: ______________________________________________________________________

Telephone Number: _____________________________________________________________

Taxpayer identification or Social Security Number:

_______________________________________________________________________________

Date: _________________________________________________________________________